EXHIBIT 99.1
[OBIE MEDIA LOGO]

CONTACT:      GARY LIVESAY
              VICE PRESIDENT AND CFO
              (541) 686-8400
              glivesay@obie.com


         OBIE MEDIA REPORTS F2003 QUARTER ONE RESULTS

         EUGENE, Oregon - (April 7, 2003) - Obie Media Corporation (Nasdaq:
OBIE), a leading provider of out-of-home advertising products and services in North America, today reported financial results for its first quarter ended February 28, 2003.

         For the first quarter 2003, net revenue was $8,697,560 compared with $9,566,290 in the prior-year first quarter. Transit advertising revenue (buses, trains, benches, platform posters and shelters) was $7,023,231 compared with $7,893,612 in the 2002 first quarter. Outdoor advertising revenues (billboards and wallscapes) was $1,674,329 compared with $1,672,678 in the same quarter last year.

         The Company's operating loss (from continuing operations) for the 2003 first quarter decreased to $386,024 from $915,846 in the same quarter last year. The first quarter net loss was $1,042,612 or $0.18 per basic and diluted share, as compared to a net loss of $1,520,961 or $0.26 per basic and diluted share in the same prior-year quarter. The loss from continuing operations for the quarter was $0.16 per basic and diluted share compared with a loss of $.021 per basic and diluted share in the same quarter last year. EBITDA (earnings before interest, taxes, depreciation and amortization) was a negative $29,662 for the three months ended February 28, 2003 compared with a negative $657,689 in the 2002 first quarter.

         "Our performance is on plan," said Brian B. Obie, Chairman and Chief Executive Officer of Obie Media Corporation. "Our transit and billboard operations are improving despite ongoing softness in the advertising industry. Out-of-home advertising is a seasonal business resulting in our first quarter consistently being the weakest of the year. We achieved essentially a break-even

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EBITDA during the quarter and continued to diligently manage expenses. The
Company remains well positioned for a strong 2003."

NOTICE OF CONFERENCE CALL

A conference call to review the Company's fiscal 2003 first quarter results is scheduled for 11:30 a.m. EST on Monday, April 7. To listen to the call, dial 800-296-6518. A transcript of the conference call will be posted on the Obie Media Web site at www.obie.com for a period of two weeks following the call. To view the transcript, click on the Investor's Corner from the Obie Media home page and click on "Conference Call Transcript" in the upper-left-hand corner.


ABOUT OBIE MEDIA
Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The Company sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada. Obie Media's common stock is traded on the Nasdaq National Market under the symbol "OBIE." For more information, please contact Obie Media Corporation, 4211 West 11th Avenue, Eugene, Oregon 97402-5435. Telephone: (800)233-6243 or
(541) 686-8400. Fax: (541) 345-4339. Web: www.obie.com.
                                          ------------

This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: failure to conclude favorable negotiations on pending transactions with existing transit agency partners or to successfully assimilate expanded operations; potential impairments of liquidity or capital resources; inability to generate sufficient advertising revenues to meet contractual guarantees; inability to renew existing lending arrangements as they expire; potential for cancellation or interruption of contracts with governmental agencies; a further decline in the demand for advertising in the areas where we conduct our business, or a deterioration of business conditions generally in those areas; slower than expected acceptance of our innovative display products; competitive factors, including increased competition and price pressures; changes in the seasonality of our business; and changes in regulatory or other external factors; as well as those factors listed from time to time in the company's reports. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


                              - TABLES TO FOLLOW -

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           OBIE MEDIA CORPORATION - CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

STATEMENT OF INCOME DATA:
-------------------------                          Three Months Ended February
                                                  ----------------------------
                                                       2003          2002 (1)
                                                  -------------  -------------

REVENUES:
  Outdoor advertising                               $1,674,329     $1,672,678
  Transit advertising                                7,023,231      7,893,612
                                                  -------------  -------------
      Net revenue                                    8,697,560      9,566,290

OPERATING EXPENSES:
  Production and installation                        1,362,084      1,606,748
  Transit and outdoor occupancy                      3,624,092      3,901,483
  Selling                                            1,795,519      2,454,808
  General and administrative                         1,832,937      1,971,720
  Depreciation and amortization                        468,952        547,377
                                                  -------------  -------------
             Total operating expenses                9,083,584     10,482,136
                                                  -------------  -------------

      Operating income (loss)                        (386,024)      (915,846)

OTHER (INCOME) EXPENSE:
  Interest expense                                     543,998        315,895
                                                  -------------  -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                              (930,022)    (1,231,741)

PROVISION FOR (BENEFIT) FROM INCOME TAXES                    0              0
                                                  -------------  -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                              (930,022)    (1,231,741)

DISCONTINUED OPERATIONS, NET OF INCOME TAXES         (112,590)      (289,220)
                                                  -------------  -------------

                      NET INCOME                  ($1,042,612)   ($1,520,961)
                                                  =============  =============


Earnings (loss) per share:
    Basic and diluted, from continuing operations        ($0.16)         ($0.21)
    Basic and diluted, discontinued operations           ($0.02)         ($0.05)
    Basic and diluted, on net income (loss)              ($0.18)         ($0.26)

OTHER DATA:
EBITDA (2)                                              (29,662)       (657,689)
Weighted average shares outstanding (diluted)          5,908,577       5,908,577




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(1) Obie has adopted, effective for fiscal year 2002, the provisions of SFAS 144 and 146, which address accounting for and reporting upon the results of discontinued operations. The fiscal 2002 data has been reclassified to conform with the fiscal 2003 presentations.

(2) "EBITDA" (earnings before interest, taxes, depreciation and amortization) is a measurement commonly used by out-of-home media companies. It should not be considered in isolation or as a substitute for cash flow from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.




                             OBIE MEDIA CORPORATION
                             SUPPLEMENTAL DISCLOSURE
                        RECONCILIATION OF GAAP TO EBITDA
                                   (Unaudited)

                                                 Three Months Ended February
                                                                     2002
                                                --------------  --------------

Reported GAAP net income                         $ (1,042,612)   $ (1,520,961)
Interest expense                                      543,998         315,895
Depreciation and amortization                         468,952         547,377

                                                --------------  --------------
EBITDA                                           $    (29,662)   $   (657,689)
                                                ==============  ==============




























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                                   OBIE MEDIA
                           CONSOLIDATED BALANCE SHEETS
                                                     (UNAUDITED)
                                           FEB. 28 2003      NOV. 30 2002
                                         ---------------   ---------------
Cash                                            851,307         1,815,886
Accounts receivable                           5,856,787         7,327,681
Prepaids and other current assets             5,537,481         4,990,859
Deferred tax asset                            1,736,007         1,732,395
                                         ---------------   ---------------
        Total current assets                 13,981,582        15,866,821

Property and equipment, net                  15,608,179        15,864,193
Goodwill, net                                 5,448,552         5,448,552
Other assets                                    874,160           947,322
                                         ---------------   ---------------
     TOTAL ASSETS                            35,912,473        38,126,888
                                         ===============   ===============


Current portion of long-term debt            15,700,693         2,847,311
Line of credit                                2,980,483         2,980,483
Accounts payable                                408,909           283,075
Accrued liabilities                           1,377,235         1,840,217
Income taxes payable                                  0                 0
Deferred revenue                                765,242           767,637
                                         ---------------   ---------------
        Total current liabilities            21,232,562         8,718,723

Deferred tax                                  1,578,590         1,573,729
Long-term debt, net                           4,046,628        17,707,306
                                         ---------------   ---------------
        Total liabilities                    26,857,780        27,999,758
                                         ---------------   ---------------


Common stock                                 17,272,128        17,272,128
Foreign currency translation                   (24,474)             5,350
Retained Earnings (deficit)                 (8,192,960)       (7,150,348)
                                         ---------------   ---------------
Shareholders equity                           9,054,694        10,127,130
                                         ---------------   ---------------
TOTAL LIABILITIES AND EQUITY                 35,912,473        38,126,888
                                         ===============   ===============















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